[letterhead of Jenkens & Gilchrist]

                                 May 4, 1999



VTEL Corporation
108 Wild Basin Road
Austin, Texas 78746

         Re:      VTEL Corporation
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         This  firm  has  acted  as  counsel  to VTEL  Corporation,  a  Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about May 4, 1999, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,149,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock") held by Vosaic Company, LLC.

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, this firm has examined and relied upon the original, or copies identified to our satisfaction, of (1) the Company's Certificate of Incorporation and the bylaws of the Company, as amended; (2) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares and related matters; (3) the Registration Statement and exhibits thereto; and (4) such other documents and instruments as this firm has deemed necessary for the expression of these opinions. In making the foregoing examinations, this firm has assumed the genuineness of all signatures and the authenticity of all documents submitted to this firm as originals, and the conformity to original documents of all documents submitted to this firm as certified or photostatic copies. As to various questions of fact material to this opinion letter, and as to the content and form of the Certificate of Incorporation, the bylaws, minutes, records, resolutions and other documents or writings of the Company, this firm has relied, to the extent it deems reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to this firm by the Company, without independent check or verification of their accuracy.

         Based upon our examination, consideration of, and reliance on the documents and other matters described above, this firm is of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.




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VTEL Corporation
May 4, 1999
Page 2



         The opinions expressed in this Opinion Letter assume that the Shares were duly authorized and validly issued by the Company.

         This firm hereby consents to the filing of this opinion letter as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, this firm does not admit that it comes within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                      Very truly yours,

                                                      JENKENS & GILCHRIST,
                                                      a Professional Corporation


                                                      By: /s/ L. Steven Leshin
                                                          ----------------------
                                                          L. Steven Leshin, Esq.